UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 27, 2012

Date of Report (Date of earliest event reported)

VIAD CORP

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Departure of Directors

On November 27, 2012, Mr. Wayne G. Allcott and Mr. Robert C. Krueger resigned from the Board of Directors of Viad Corp (the “Company”).

(d) Election of Directors

On November 29, 2012, the Board of Directors elected Edward E. Mace as a new director of the Company and appointed him to the Audit Committee of the Board. He was elected to the class of Company directors whose terms expire at the 2014 Annual Meeting of Shareholders.

Mr. Mace, age 61, has been President of Mace Pacific Holding Company, LLC, a private investment company working with investors and developers in the acquisition and repositioning of branded and independent luxury hotels and resorts, since 2006. During that time, he also served as President, Chief Executive Officer and Managing Partner of Ascent Resort Partners, a developer and operator of hotels and resorts, from 2009 to 2011. Prior thereto, Mr. Mace was President of Vail Resorts Lodging Company and Rock Resorts International LLC, both subsidiaries of Vail Resorts, Inc. (NYSE:MTN), an owner, manager and developer of ski resorts and related lodging, from 2001 to 2006; prior thereto, Vice Chairman of Fairmont Hotels & Resorts, Inc., from 2000 to 2001; prior thereto, President and Chief Executive Officer of Fairmont Hotels & Resorts, Inc., from 1998 to 2000 (promoted from Chief Operating Officer in 1998); and prior thereto, Partner of KPMG LLP (formerly KPMG Peat Marwick LLP), hospitality and real estate consulting practice, from 1994 to 1996. Mr. Mace has been a member of the Concessions Management Advisory Board of the U.S. National Park Service since appointment by the U.S. Secretary of the Interior in 2010. He also served as a director of BRE Properties, Inc. (NYSE: BRE), a publicly-traded real estate investment trust (also referred to as a “REIT”), from 1998 to 2010.

Mr. Mace will participate in the standard compensation and benefits package offered to non-employee directors of the Board, as described under the heading of “Director Compensation Table” in the Company's Proxy Statement on Schedule 14A relating to its 2012 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 13, 2012, including the same restricted stock award received by non-employee directors of the Board, pro-rated based on the month he joined the Board, and a pro-rated annual retainer fee.

A copy of the Company's press release relating to Mr. Mace's appointment as director is being furnished as Exhibit 99 to this Current Report on Form 8-K. Exhibit 99 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

(e) Compensatory Arrangements

On November 29, 2012, the Board of Directors of the Company amended the form of the Restricted Stock Agreement (three-year cliff vesting) for executives, pursuant to the 2007 Viad Corp Omnibus Incentive Plan, to establish a holding period for vested restricted stock that is earned by the Company's Executive Officers to the extent they are not in compliance with stock ownership guidelines of the Company at the end of the three-year vesting period. A copy of the form of the Restricted Stock Agreement (three-year cliff vesting) for executives, effective as of November 29, 2012, is attached hereto as Exhibit 10, and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following Exhibit 99 is furnished and Exhibit 10 is filed as part of this Current Report on Form 8-K:

10 –	Copy of form of Restricted Stock Agreement – Executives (three-year cliff vesting), effective as of November 29, 2012, pursuant to the 2007 Viad Corp Omnibus Incentive Plan.

99 –	Press Release dated December 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP (Registrant)

December 3, 2012	By:	/s/ G. Michael Latta
G. Michael Latta
Chief Accounting Officer - Controller